Exhibit 10.59
ARENA PHARMACEUTICALS, INC.
2021 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Arena Pharmaceuticals, Inc. (the “Company”) hereby grants to Participant a Restricted Stock Unit Award (the “Award”) under the Arena Pharmaceuticals, Inc. 2021 Long-Term Incentive Plan (the “Plan”) for the number of restricted stock units (the “RSUs”) set forth below. This Award is subject to all of the terms and conditions set forth in this Restricted Stock Unit Award Grant Notice (the “Grant Notice”) and in the Restricted Stock Unit Award Agreement (the “Agreement”) and the Plan, both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Agreement will have the same definitions as in the Plan or the Agreement.
Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs Subject to Award:
Vesting Schedule:     Subject to Section 2 of the Agreement, this Award will vest as follows: [_________].

Issuance Schedule:    One share of Common Stock will be issued for each RSU that vests at the time set forth in Section 5 of the Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all oral and written agreements, promises and/or representations regarding this Award, with the exception of any written agreement, plan or other arrangement (regardless of whether entered into or established before, concurrently or after the Date of Grant) of the Company or an Affiliate that is applicable to Participant, to the extent such an agreement, plan or other arrangement provides a greater benefit to Participant and otherwise does not cause this Award to fail to be exempt from, or comply with, the provisions of Section 409A of the Code. By accepting this Award, Participant consents to receive this Grant Notice, the Agreement, the Plan, the prospectus for the Plan and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Participant’s acceptance of this Award, and Participant’s acknowledgement and agreement with the terms set forth in this paragraph, will be evidenced by Participant’s signature below or by electronic acceptance or authentication in a form authorized by the Company.

ARENA PHARMACEUTICALS, INC. By: Signature Title: Date:	PARTICIPANT Signature Date:

Attachments: Restricted Stock Unit Award Agreement and 2021 Long-Term Incentive Plan